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                                                                    EXHIBIT 99.7


                            Consent of Person Named
                         as About to Become a Director

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Gerald M. Levin, hereby consent to be named as a person about to become a director of AOL Time Warner Inc. in the Registration Statement on Form S-4 of AOL Time Warner Inc., dated February 11, 2000, and any amendments thereto.

Dated: February 11, 2000
                                        /s/ Gerald M. Levin
                                        ---------------------------
                                        Gerald M. Levin